UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2025
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LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

954 Villa Street, Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (323) 962-8600

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 7, 2025, LegalZoom.com, Inc. (the “Company”) appointed Charles Thomas as Chief Accounting Officer of the Company, effective February 3, 2025. Mr. Thomas will serve as the Company’s principal accounting officer. Effective February 3, 2025, Noel Watson, the Company’s Chief Operating Officer and Chief Financial Officer, will cease to serve as the Company’s principal accounting officer. Mr. Watson will continue to serve as the Company’s principal financial officer.

Mr. Thomas, 40, has served as Senior Vice President, Chief Accounting Officer of Veritone, Inc. since July 2024 and served as Senior Vice President, Deputy Chief Accounting Officer from July 2021 to July 2024. Prior to such time, he held a variety of accounting positions at TrueCar, Inc. from April 2014 through July 2021, including serving most recently as Vice President, Controller from June 2017 to July 2021. Prior to his time at TrueCar, Inc., Mr. Thomas served as an Audit Manager at PricewaterhouseCoopers, LLP. Mr. Thomas holds a B.A. in Economics from Tufts University and an M.S.A. in Accounting and an M.B.A. from the Northeastern University D’Amore-McKim School of Business.

In connection with his employment, Mr. Thomas will receive an annual base salary of $340,000 and will be eligible to receive an annual cash bonus of up to 30% of his annual base salary, subject to both Company and individual performance and at the Company’s complete discretion. Mr. Thomas will also be eligible to participate in the Company’s 2021 Equity Incentive Plan (the “Plan”). As part of Mr. Thomas’ employment with the Company, the Company intends to grant Mr. Thomas an award of restricted stock units under the Plan around March 2025 with an expected value of $1,300,000 (the “Initial RSUs”). Twenty-five percent (25%) of the Initial RSUs are expected to vest on the first anniversary of the grant date, with the remaining seventy-five percent (75%) expected to vest in equal quarterly installments over the three years thereafter, subject, in each case, to Mr. Thomas’ continued employment with the Company.

Mr. Thomas will also enter into an indemnification agreement with the Company in the form previously approved by the Board of Directors and filed with the Securities and Exchange Commission on June 4, 2021 as Exhibit 10.4 to the Company’s Registration Statement on Form S-1.

There is no arrangement or understanding between Mr. Thomas and any other persons pursuant to which Mr. Thomas was elected as Chief Accounting Officer of the Company, and Mr. Thomas has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: January 14, 2025	By:	/s/ Nicole Miller
Nicole Miller
Chief Legal Officer and Secretary

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